THIRD AMENDMENT TO FINANCIAL CONSULTING AGREEMENT

The respective parties to that certain Financial Consulting Agreement dated April 21, 1998 between Continental Capital & Equity Corporation (Consultant), Carol Kolozs, and Company with both parties agreeing and understanding that "Company" shall be deemed to include Aarica Holdings, Inc. (AHI) and all subsidiaries of AHI, do hereby ratify and agree to execute the stated amendment.

Section 5 A. shall be amended to read as follows:

CCEC shall be entitled to receive 200,000 shares of Company stock from the personal holdings of Carol Kolozs for services performed pursuant to the Company's private placement offering in June, 1999. Such shares are due and payable within thirty (30) days of the closing of said private placement offering. The shares shall have piggyback registration rights and any other such registration rights as may be negotiated between CCEC and underwriters.

All other terms and conditions of the Financial Consulting Agreement shall remain in full force and effect

Consultant
By: /s/ Jim Schnorf                                           June 17, 1999
  ---------------------                                       -------------

      Jim Schnorf                                                  Date
     Its: Chief Financial Officer

Company

By /s/ Carol Kolozs_______
   ----------------
     Carol Kolozs                                             June 17, 1999
                                                              -------------

Carol Kolozs                                                       Date
Its President


Carol Kolozs

/s/ Carol Kolozs                                              June 17, 1999

                                      Date

SECOND AMENDMENT TO FINANCIAL CONSULTING AGREEMENT

The respective parties to that certain Financial Consulting Agreement dated April 21, 1998 between Continental Capital & Equity Corporation (consultant), Carol Kolozs, and Company, with both parties agreeing and understanding that "Company" shall be deemed to include Aarica Holdings, Inc., (AHI) and all subsidiaries of AHI, do hereby ratify and agree to execute the stated amendment this day and date.

Section 5 shall now be entitled "Compensation to be paid by Kolozs and the Company"

Section 5 shall be amended to read as follows:

The Company and Kolozs agree to pay a fee to Consultant for the services described herein and shall pay additional fees for work performed on behalf of the Company in cash or stock as agreed by the parties. Said fees are as follows:

A. Upon securing a commitment for financing, merger/acquisition, joint venture, marketing agreement(s) and/or other strategic alliances, or an initial public offering, Consultant is entitled to greater of (i) 200,000 shares, or (ii) 4% of Company's common, stock on a fully diluted basis. Twenty Percent (20%) of said shares/ownership shall be in the form of free trading shares, with the balance to have piggyback registration rights. All such shares shall come from the personal holdings of Carol Kolozs.

B. A Two Percent (2%) cash bonus on gross funds received from introductions made by Consultant to include the above referenced underwriting. In the event of a "bridge" funding prior to an initial public offering, consultant shall defer payment of said 2%, fee until closing of the initial public offering, but in no event will such deferral be for a period more than six (6) months from the closing of the bridge funding. Such fee will be paid by Company.

This amendment is executed this 19th day of March, 1999.

Consultant                                                    Carol Kolozs

By:/s/ John R. Manion                                   /s/ Carol Kolozs
  ---------------------------                          ----------------------
      John R Manion
      Its: President

 Company

By: /s/ Carol Kolozs
    -------------------------
     Carol Kolozs
     Its: President

                   AMENDMENT TO FINANCIAL CONSULTING AGREEMENT

The respective parties to that certain Financial Consulting Agreement dated April 21, 1998 between Continental Capital & Equity Corporation (Consultant) and Carol Kolozs (Company), with both parties agreeing and understanding that "Company" shall be deemed to include Aarica Sport, S.A. DE C.V., Taimex Industries, and any and all other such affiliated companies, do hereby ratify and agree to execute the stated amendment this day and date. Whereas, Consultant was retained by Company to perform certain functions as enumerated in the original Financial Consulting Agreement, and Whereas, the scope of services being requested to be performed by Consultant has specifically expanded, at the request of the Company, to include participation in, among other things (i) the restructuring of the company's bank debt, (ii) detailed discussion with the Company's external audit firm concerning format and content of footnotes, matters involving inventory, disputes, and legal matters, and methods to help expedite the conclusion of the audit, and (iii) assisting the Company in selecting a Chief Financial Officer.
Now Therefore, the parties do mutually agree to execute the following amendment:
5. Compensation to be paid by Company
The company agrees to pay a fee to Consultant for the services described herein and shall pay additional fees for work performed on behalf of the Company in cash or stock as agreed by the parties. Said fees are payable as follows: A. Upon securing a commitment for a financing, merger/acquisition, joint venture, marketing agreement(s) and/or other strategic alliances, or an initial offering, Consultant is entitled to the greater of
     (i) 200,000 shares or (ii) 4% of Company's common stock on a fully diluted basis. Twenty Percent (20%) of said shares/ownership shall be in the form of free trading shares, with the balance to have piggyback registration rights.
B. A Two Percent (2%) cash bonus on gross funds received from introductions made by Consultant to include the above referenced underwriting. In the event of a "bridge" funding prior to a subsequent funding, Consultant shall defer payment of said 2% fee until closing of the subsequent funding, but in no event for a period longer than six (6) months from the closing of the bridge funding.
This amendment is executed this 25th day of August, 1998, by and between Consultant and Company. Both parties acknowledge that each possesses the necessary authority to execute said amendment and that by the respective signatures below the full power and authority has been approved and granted to said signatories.
The parties further acknowledge that (i) this Amendment, integrated with the April 21, 1998 Financial Consulting Agreement previously referenced, eliminates and supersedes any previous Financial Consulting Agreements between the parties and/or the respective principals, and (II) that certain Revolving Credit Agreement and all related documents, dated April 30, 1998, involving the parties and principals referenced herein, is still due and payable, and that the repayment and conditions of said Revolving Credit Agreement are in no way waived nor modified as a result of the Amendment.

Consultant
By: /s/ John R. Manion
    -----------------------------
Continental Capital & Equity Corporation
John R. Manion
Its: President

Company

By: /s/ Carol Kolozs
    -------------------------
Carol Kolozs

                         FINANCIAL CONSULTING AGREEMENT

This Agreement ("The Agreement") is made this 21st day of April, 1998 by and between CONTINENTAL CAPITAL & EQUITY CORPORATION located at 195 Wekiva Springs Road, Suite 200, Longwood, FL 32779, hereinafter sometimes referred to as Consultant and CAROL KOLOZS, located at Lago Chalco No. 156, Col. Anahuac, Mexico, D.F.C.P. 11320, hereinafter sometimes referred to as the Company.

WITNESSETH:

Whereas, Consultant is a financial relations company which specializes in assisting companies in becoming publicly traded, introducing sources of interim capital, funding merger and acquisition candidates and in disseminating information about publicly traded companies, and

Whereas, the Company, its subsidiaries, affiliates, directors and representatives, collectively referred to as the Company, desires to have Consultant identify and arrange meeting(s) with publicly held companies that may be interested in furthering the business of the Company by raising capital. joint venturing, acquiring, merging or some other means which proves beneficial to the Company and

Whereas, the Company desires to retain Consultant for the purposes of consulting on potential sources of capital in addition to making strategic introductions, and

Whereas, Consultant is willing to accept the Company as a client.

NOW THEREFORE, In consideration of the mutual covenants herein contained, it is agreed:

     1. ENGAGEMENT: The Company hereby engages Consultant to perform financial consulting services described in section 2 of this agreement, but subject to the further provisions of this agreement.

2. CONSULTING SERVICES: Consists of the following:

     (A) Consultant will attempt to introduce to the Company potential sources of capital, merger, acquisition, joint venture, marketing agreement(s) and/or other strategic alliances which may benefit the Company in the performance of implementing its business plan(s).

3. TIME OF PERFORMANCE: Services to be performed under this agreement shall commence upon execution of this agreement and shall continue until completion which is generally expected to occur within one year. This agreement will automatically renew, unless either party informs the other within thirty days of its termination, their intent to cancel.

4. TERMINATION: Either party may cancel this agreement by supplying the other party with a 15 day written notice of their intent to do so. Under no circumstance will cancellation of this agreement cancel any fees which are earned or in the process of being earned. In other words all introductions made by the Consultant, which result in a benefit to the Company will be deemed fully earned fees by the Consultant regardless of cancellation. In the event that the Company fails to cooperate with Consultant or falls to make timely payment of the compensation set forth herein, Consultant shall have the right to terminate any further performance under this agreement. In such event all earned compensation shall become immediately due and payable.

     5. COMPENSATION TO BE PAID BY THE COMPANY: The Company agrees to pay a fee to Consultant for the services described herein and shall pay additional fees for work performed on behalf of the Company in cash or stock as agreed by the parties. Said fees are payable as follows:

      (A) Upon securing a commitment for a financing, merger/acquisition, joint venture, marketing agreement(s) and/or other strategic alliances, or an initial offering Consultant is entitled to 300,000 shares or four percent (4%) of the Company's Common Stock. Twenty percent (20%) of which will be free trading shares of the Company's Common Stock. with the balance to have piggyback registration rights.

      (B)  A  four  percent  (4%)  cash  bonus  on  any  funds   received   from
introductions made by Consultant to include the above reference underwriting.

     6. LIMITATION OF LIABILITY: If Consultant fails to perform its duties under this agreement. its entire liability to the Company shall not exceed the amount of compensation Consultant has received from the Company.

7. CONFIDENTIALITY/NONDISCLOSURE/NONCIRCUMVENTION:

      (A) Until such time as the same may become publicly known, Consultant agrees that any information of a confidential nature will not be revealed or disclosed to any person or entity except in the performance of this Agreement and upon written request of the Company all materials, original documentation provided by the Company will be returned to it.

      (B) Further, the Company agrees not to circumvent or interferes with or attempt to circumvent or interfere with the business relationships existing between Consultant and any financing sources introduced to the Company by the Consultant.

      (C) The Company shall not pursue any business relationship with any financing source introduced to the Company by the Consultant, now and for a period of two years subsequent to the date this Agreement is executed. without the expressed written permission of Consultant. If the Company should circumvent Consultant and enter into a business relationship with any financing source introduced to the Company by Consultant, Consultant shall be entitled to receive a fee of 6% of the gross proceeds received by the Company upon closing of any such related transaction.

     (D) The Company may disclose information concerning any financing source introduced by Consultant to Its professional advisors, such as legal counsel or accountant. but must first establish that all agents must abide by the Company s obligations and covenants established herein.

8. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Consultant at

Suite 200
195 Wekiva Springs Road
Longwood, FL  32779

and to the Company at:

Lago Chalco No. 156
Col. Anahuac
Mexico, D.F.C.P. 11320

Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

9. SEPARABILITY: If one of more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof and the Agreement shall be construed as if such provision had never been contained herein.

10. MISCELLANEOUS:

     (A) REGISTERED CLIENTS: The Consultant agrees to get a 1etter from each client(s) it introduces to the Company which assures the Consultant that said client(s) has no previous working relationship with the Company and then register such client with the Company. The Company agrees to inform the Consultant within 1 hour of receipt of the registered should they have any discrepancy.

      (B) GOVERNING LAW: This Agreement shall be governed by the laws of the State of Florida where Consultant resides and this Agreement has been accepted by Consultant.

     (C) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars.

     (D) MULTIPLE COUNTERPARTS: This Agreement may be executed in multiple counterparts. each of which shall be deemed an original. It shall be necessary that each party execute each counterpart.

Executed as a sealed instrument as of the day and year first above written.

CONFIRMED AND AGREED ON THE  24th DAY OF  April,   1998
                             ----         -------


CONTINENTAL CAPITAL & EQUITY CORPORATION

By: _/s/ (not legible)________              /s/ John R. Manion
     ----------------                        ----------------------------
     CCEC Representative                    CCEC Officer

      /s/ (not legible                      /s/ James Manion
      -------------------------             -----------------------------
     Witness                                Witness



CONFIRMED AND AGREED ON THE 24th DAY OF  April,  1998
                            ----         ------

CAROL KOLOZS

By: /s/ Carol Kolozs
     --------------------------
       Duly Authorized